EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Brilliant Digital Entertainment, Inc.

We consent to the incorporation by reference in the registration statements (File Nos. 333-91601, 333-85979, 333-18411, 333-44710 and 333-98839) on Form
10-KSB of Brilliant Digital Entertainment, Inc. (the "Company") of our report dated February 27, 2004, relating to the consolidated financial statements, which appear in the annual report on Form 10-KSB of Brilliant Digital Entertainment, Inc. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


/s/   BDO Seidman, LLP

Los Angeles, CA
March 26, 2004